Exhibit 10.17

Form of Non-Employee Independent Director Option Award Agreement

OPTION AWARD AGREEMENT (“Option Agreement”) UNDER THE SANTANDER CONSUMER USA HOLDINGS INC. 2011 MANAGEMENT EQUITY PLAN, dated as of January 22, 2014, between SANTANDER CONSUMER USA HOLDINGS INC., a Delaware corporation (the “Company”), and the individual set forth on the signature page to this Option Agreement (the “Optionee”).

WHEREAS the Company, acting through the Company’s Board of Directors (the “Board”) has agreed to grant to the Optionee, effective on the date hereof (the “Grant Date”), options under the Company’s 2011 Management Equity Plan (the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Option Agreement and the Plan.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Option Agreement, the parties hereto hereby agree as follows:

SECTION 1. The Plan. The grant of Options set forth in this Option Agreement is made pursuant to the Plan, all the terms of which are hereby incorporated in this Option Agreement. In the event of any conflict between the terms of the Plan and the terms of this Option Agreement, the terms of the Plan shall govern. Capitalized terms used in this Option Agreement that are not defined in this Option Agreement have the meanings as used or defined in the Plan.

SECTION 2. Option; Exercise Price. Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Option Agreement, the Committee hereby grants to the Optionee an award of options (the “Options”) to purchase shares of Common Stock (each, a “Share”) at the applicable price per Share (the “Exercise Price”) and in the amounts set forth on the signature page hereto. The Options are not intended to qualify as “incentive stock options” (within the meaning of Section 422 of the Code).

SECTION 3. Term. The term of the Options shall commence on the Grant Date and shall expire on the tenth anniversary of the Grant Date, unless the Options shall have sooner been terminated in accordance with the terms of the Plan or this Option Agreement.

SECTION 4. Vesting. The Options shall vest with respect to one-third of the Shares subject to the Options on each of the first three anniversaries of the Grant Date, subject to the Optionee’s continued service on each such date, such that the Options shall be fully vested on the third anniversary of the Grant Date; provided that, in the event that, prior to the third anniversary of the Grant Date, the Optionee’s service terminates due to his death or Disability, the Options shall immediately vest in full. In the event of a Change in Control, the vesting of Options will be governed by Section 12 of the Plan.

SECTION 5. Exercise of Options. Options that have become vested and exercisable in accordance with this Option Agreement and the Plan (“Vested Options”) may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company of (i) written or electronic notice, complying with Section 9(b) of the Plan and the applicable procedures established by the Committee or the Company, stating the number of Options that are thereby exercised, the Exercise Price, the manner of payment for such Shares and the manner of satisfaction of applicable withholding taxes, (ii) full payment, in accordance with Section 9(a) of the Plan, of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised and (iii) evidence of full satisfaction of all requirements of Section 9(c) of the Plan. The notice shall be signed by the Optionee or any other person then entitled to exercise the Options.

SECTION 6. Forfeiture of Options; Expiration of Term. Except as otherwise provided in Section 4 above or as otherwise determined by the Committee in its sole discretion, all Options that are not Vested Options will be automatically forfeited upon the Optionee’s separation from service with the Company and its Subsidiaries for any reason. Except as otherwise determined by the Committee in its sole, all Options that are Vested Options will remain exercisable until the expiration of the relevant period set forth in Section 7 of the Plan.

SECTION 7. No Rights as a Shareholder. The Optionee shall not have any rights or privileges of a shareholder of the Company with respect to the Options subject to this Option Agreement unless and until certificates representing Shares are actually issued and delivered to the Optionee or the Optionee’s legal representative upon exercise of Vested Options.

SECTION 8. Non-Transferability of Options. Except to the extent otherwise determined by the Committee, Options may not be sold, assigned, alienated transferred, pledged, attached or encumbered except as provided in Section 17 of the Plan. Any purported or attempted sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 8 and Section 17 of the Plan shall be null and void and without effect.

SECTION 9. Taxes, Consents and Legends. (a) Taxes. The Optionee shall be solely responsible for all applicable taxes arising in connection with the exercise of the Options.

(b) Consents. The Optionee’s rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including the Optionee’s consenting to the Company’s supplying to any third-party record keeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Option Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Optionee may be subject under any applicable securities laws). The Committee may instruct the transfer agent to place a stop order against any Shares.

SECTION 10. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Option Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Option Agreement and the Plan. In addition, to the extent requested by the Company, the Optionee shall become a party to the Management Shareholders Agreement dated as of December 31, 2011 (as in effect from time to time) with respect to any Shares purchased on exercise of this Option; provided that, the provisions of the Management Shareholders Agreement shall cease to apply to the Optionee from and after the consummation of the proposed initial public offering of the common stock, par value $0.01 per share, of the Company, pursuant to a Registration Statement on Form S-1 of Holdings, and in no event shall the restrictive covenants in the Management Shareholders Agreement apply to the Optionee.

SECTION 11. Successors and Assigns of the Company. The terms and conditions of this Option Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 12. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Option Agreement, and its determinations shall be final, binding and conclusive.

SECTION 13. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF (i) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 13. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

(d) THE OPTIONEE HEREBY AGREES TO KEEP CONFIDENTIAL THE EXISTENCE OF, AND ANY INFORMATION CONCERNING, A DISPUTE DESCRIBED IN THIS SECTION 13, EXCEPT THAT THE OPTIONEE MAY DISCLOSE INFORMATION CONCERNING SUCH DISPUTE TO THE COURT THAT IS CONSIDERING SUCH DISPUTE OR TO THE OPTIONEE’S LEGAL COUNSEL (PROVIDED THAT SUCH COUNSEL AGREES NOT TO DISCLOSE ANY SUCH INFORMATION OTHER THAN AS NECESSARY TO THE PROSECUTION OR DEFENSE OF THE DISPUTE).

SECTION 14. Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:

If to the Company:	Santander Consumer USA Holdings Inc.
8585 N. Stemmons Frwy.
Suite 1100-North
Dallas, TX 75247
Attention: Eldridge Burns, Esq.
Facsimile: (972) -755-8382

If to the Optionee:	To the Optionee’s address as most recently supplied to the Company and set forth in the Company’s records

The parties may change the address to which notices under this Option Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 15. Headings and Construction. Headings are given to the Sections and subsections of this Option Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Option Agreement or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Option Agreement, they shall be deemed to be followed by the words “but not limited to”. The term “or” is not exclusive.

SECTION 16. Amendment of this Option Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Option Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the Optionee’s rights under this Option Agreement shall not to that extent be effective without the Optionee’s consent (it being understood, notwithstanding the foregoing proviso, that this Option Agreement and the Options shall be subject to the provisions of Section 11 of the Plan).

SECTION 17. Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Optionee and the Company hereby acknowledge and agree that signatures delivered by facsimile or electronic means (including by “pdf”) shall be deemed effective for all purposes.

IN WITNESS WHEREOF, the parties have duly executed this Option Agreement as of the date first written above.

SANTANDER CONSUMER USA HOLDINGS INC.,

By:
Name: Thomas G. Dundon
Title: Chief Executive Officer

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 13 OF THIS OPTION AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU SHALL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT.

[OPTIONEE]

Number of Shares of Common Stock subject to Options:

Exercise Price: